Exhibit 99.4

FOR IMMEDIATE RELEASE

ALCO STORES, INC. REPORTS OPERATING RESULTS

FOR FIRST QUARTER ENDED MAY 4, 2014

Coppell, TX. (June 18, 2014) — ALCO Stores, Inc. (NASDAQ: ALCS), which specializes in providing a superior selection of essential products for everyday life in small-town America, today announced operating results for its first quarter ended May 4, 2014.

Net sales from continuing operations during the first quarter of fiscal 2015 decreased 4.1% to $104.7 million, compared to $109.2 million in the first quarter of fiscal 2014.  Same-store sales, excluding fuel centers, decreased 7.1% to $100.1 million during the first quarter of fiscal 2015.

Loss for the first quarter of fiscal 2015 was $8.1 million, or $2.49 per diluted share, compared to a net loss of $1.7 million, or $0.51 per diluted share, for the first quarter of fiscal 2014.  One factor affecting the comparison is that the Company did not recognize a tax benefit during the first quarter of fiscal 2015 as a result of its valuation allowance recorded during the third quarter of fiscal 2014; whereas a tax benefit of $0.9 million was included in the first quarter of the fiscal 2014. Loss from continuing operations for the first quarter of fiscal 2015 was $4.8 million, or $1.48 per diluted share, compared to a loss, net of income tax benefit, of $1.2 million, or $0.38 per diluted share, for the first quarter of fiscal 2014.

Richard Wilson, President and CEO, commented, “While the first-quarter business environment and ALCO’s performance were disappointing, we have made significant progress on several of the Company’s operating initiatives. Working capital improved as a result of a $25.0 million reduction in first-quarter inventory compared to the first quarter of last fiscal year. We increased ALCO’s overall credit facility by $17.5 million and extended the term through 2019 by amending an existing credit facility with Wells Fargo. We have opened three new stores during the past nine months, whose results thus far remain very encouraging.”

Mr. Wilson continued, “While the decision to close underperforming stores had a negative impact of $3.3 million on operating results during the first quarter, the decision will allow the Company to reinvest working capital into more profitable stores and help improve future operating results.”

Mr. Wilson concluded, “Although economic growth continues to be slow, the above operating initiatives combined with continued efforts toward price optimization and just-in-time replenishment will ultimately have positive impacts for the Company.”

Separately, ALCO Stores, Inc. announced that Wayne Peterson, Senior Vice President and Chief Financial Officer, has left the Company, effective June 13, 2014.  ALCO Stores has begun a search for a new CFO.  Mike Juniper, Senior Vice President, Deloitte Transaction and Business Analytics LLP, will serve as Interim CFO until a permanent replacement is named, and Brian Assmus, Vice President and Controller of ALCO Stores, is serving as Principal Accounting Officer.

Investor Conference Call

The Company will host an investor conference call at 10:00 a.m. Central Time on Friday June 20, 2014, to discuss operating results for the first quarter ended May 4, 2014.  The dial-in number for the conference call is 888-438-5535 (international/local participants dial 719-325-2244), and the Conference Code is 3056803.  Parties interested in participating in the conference call should dial in approximately five minutes prior to 10:00 a.m. Central Time.  A replay of the call will be available after 2:30 p.m. Central Time June 20, 2014 through June 25, 2014, by dialing 888-203-1112 (international/local participants dial 719-457-0820), and the Replay Code is 3056803.  A replay of the call will also be available four hours after completion of the call by visiting the Investors page on the Company’s website, www.ALCOstores.com.

Supplemental Data

The Company has included certain tables in this press release that are set forth fully in the Company’s 10-Q.

Certain Non-GAAP Financial Measures

The Company has included Adjusted EBITDA, non-GAAP performance measures, as part of its disclosure as a means to enhance its communications with stockholders. Certain stockholders have specifically requested this information to assist them in comparing the Company to other retailers that disclose similar non-GAAP performance measures. Further, management utilizes these measures in internal evaluation; review of performance and in comparing the Company’s financial measures to those of its peers. Adjusted EBITDA differs from the most comparable GAAP financial measure (earnings [loss] from continuing operations) in that it does not include certain items. These items are excluded by management to better evaluate normalized operational cash flow and expenses excluding unusual, inconsistent and non-cash charges.  To compensate for the limitations of evaluating the Company’s performance using Adjusted EBITDA, management also utilizes GAAP performance measures such as gross margin return on investment, return on equity and cash flow from operating activities.  As a result, Adjusted EBITDA may not reflect important aspects of the results of the Company’s operations.

ALCO Stores, Inc.

ALCO Stores, Inc. is a broad-line retailer, primarily located in small underserved communities across 23 states.  The Company had 198 ALCO stores at the end of the first quarter ended May 4, 2014 that offer both name brand and private label products of exceptional quality at reasonable prices.  We are proud to have continually provided friendly, personal service to our customers for the past 113 years. To learn more about the Company visit www.ALCOstores.com.

Forward-looking statements

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (“the Act”). Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Additional information regarding these and other factors may be included in the Company’s 10-Q filings and other public documents, copies of which are available from the Company on request and are available from the United States Securities and Exchange Commission.

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For more information, contact:

Brian Assmus

Vice President — Controller

469-322-2900 X1072

email: bassmus@alcostores.com

or

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com

- Tables to follow -

ALCO Stores, Inc.
Statements of Operations
First Quarter Ended May 4, 2014 and May 3, 2013
(dollars in thousands, except share and per share amounts)

	(unaudited) Thirteen Week Period Ended	Thirteen Week Period Ended
	May 4, 2014	May 5, 2013
Net sales	$104,708	109,173
Cost of sales	74,269	76,887
Gross margin	30,439	32,286

Selling, general and administrative	32,358	31,198
Depreciation and amortization	1,943	2,026
Total operating expenses	34,301	33,224

Operating loss from continuing operations	(3,862)	(938)

Interest expense	967	1,053

Loss from continuing operations before income taxes	(4,829)	(1,991)
Income tax benefit	—	(742)

Loss from continuing operations	(4,829)	(1,249)

Loss from discontinued operations, net of income tax benefit	(3,304)	(419)
Net loss	$(8,133)	(1,668)

Loss per share
Basic
Continuing operations	$(1.48)	(0.38)
Discontinued operations	$(1.01)	(0.13)
Net loss per share	$(2.49)	(0.51)

Loss per share
Diluted
Continuing operations	$(1.48)	(0.38)
Discontinued operations	$(1.01)	(0.13)
Net loss per share	$(2.49)	(0.51)

Weighted-average shares outstanding:
Basic	3,258,162	3,258,162
Diluted	3,258,162	3,258,162

ALCO Stores, Inc.
Schedule of Adjusted EBITDA
(dollars in thousands)
(unaudited)

		For the Thirteen Week		Trailing 52 Weeks
	52 Weeks	Periods Ended		Ended
		May 4,	May 5,	May 4,
	Fiscal 2014	2014	2013	2014
Net earnings (loss)	$(26,425)	(8,133)	(1,668)	(32,890)
Plus:
Interest	3,834	967	1,053	3,748
Taxes	5,032	—	(998)	6,030
Depreciation and amortization	10,545	1,948	2,183	10,310
EBITDA	(7,014)	(5,218)	570	(12,802)

Plus:
Share-based compensation	404	134	140	398
Loss on asset disposals	337	—	—	337

Adjusted EBITDA	$(6,273)	(5,084)	710	(12,067)

Cash	$2,230	1,434	2,923	1,434
Debt	108,407	100,955	87,978	100,955
Debt, net of cash	$106,177	99,521	85,055	99,521

ALCO Stores, Inc.
Balance Sheets

(dollars in thousands, except share and per share amounts)

	(unaudited) May 4, 2014	February 2, 2014
Assets

Current assets:
Cash	$1,434	$2,230
Receivables	14,243	12,305
Inventories	165,751	162,670
Prepaid expenses	3,519	3,824
Property held for sale	568	568
Total current assets	185,515	181,597

Property and equipment, at cost:
Land and land improvements	6,265	5,543
Buildings and building improvements	15,245	15,245
Furniture, fixtures and equipment	78,790	78,776
Transportation equipment	1,009	1,009
Leasehold improvements	19,715	19,715
Construction work in progress	1,700	1,445
Total property and equipment	122,724	121,733
Less accumulated depreciation and amortization	86,531	84,805
Net property and equipment	36,193	36,928

Property under capital leases	24,957	24,957
Less accumulated amortization	10,648	10,424
Net property under capital leases	14,309	14,533

Deferred income tax - non current	41	41
Other non-current assets	2,292	1,994

Total assets	$238,350	$235,093

ALCO Stores, Inc.

Balance Sheets

(dollars in thousands, except share and per share amounts)

	(unaudited)
	May 4, 2014	February 2, 2014
Liabilities and Stockholders’ Equity

Current liabilities:
Current maturities of capital lease obligations	$501	$523
Current maturities of equipment financing	282	—
Accounts payable	46,435	28,817
Accrued income tax	98	108
Accrued salaries and commissions	2,722	3,361
Accrued taxes other than income	4,836	4,741
Self-insurance claim reserves	4,639	4,493
Deferred income taxes	41	41
Other current liabilities	3,109	3,935
Total current liabilities	62,663	46,019

Notes payable under revolving loan	85,229	92,540
Capital lease obligations - less current maturities	15,225	15,345
Equipment financing - less current maturities	1,798	—
Deferred gain on leases	2,570	2,666
Other noncurrent liabilities	2,722	2,381
Total liabilities	170,207	158,951
Stockholders’ equity:
Common stock, $.0001 par value, authorized 20,000,000 shares; 3,258,162 shares issued and outstanding, respectively	1	1
Additional paid-in capital	37,071	36,937
Retained earnings	31,071	39,204
Total stockholders’ equity	68,143	76,142

Total liabilities and stockholders’ equity	$238,350	$235,093